DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

Federal-Mogul Reports Strong Q4 2009 Net Income and Record Cash Flow

Third Consecutive Quarter of Increased Earnings and Significant Cash Flow

Southfield, Michigan, February 23, 2010. . . .Federal-Mogul Corporation (NASDAQ: FDML) today reported strong Q4 2009 profitability, with higher gross margin, improved net income of $43 million, or $0.43 per diluted share, and $251 million record cash flow2 with increased sales versus Q4 2008.  The company improved financial performance in each consecutive quarter of 2009 as restructuring and cost reduction initiatives enhanced Federal-Mogul’s operating leverage.  Stronger demand in Q4 2009, coupled with savings from prior restructuring initiatives lifted gross margin and Operational EBITDA1 percent of sales back to levels approaching those attained prior to the automotive market downturn.

	2009					2008
Financial Summary	Q4	Q3	Q2	Q1	FY	Q4	FY
($ millions)

Net Sales	$1,408	$1,380	$1,304	$1,238	$5,330	$1,319	$6,866

Gross Margin	225	212	198	158	792	183	1,124
pct. of sales	16.0%	15.4%	15.2%	12.8%	14.9%	13.9%	16.4%

SG&A	(164)	(173)	(170)	(184)	(690)	(162)	(774)
pct. of sales	11.6%	12.5%	13.0%	14.9%	12.9%	12.3%	11.3%

Net Income (loss)	43	10	3	(101)	(45)	(530)	(468)
attributable to Federal-Mogul

Earnings (loss) Per Share	.43	.10	.03	(1.02)	(.46)	(5.36)	(4.69)
in dollars, diluted EPS

Operational EBITDA[1]	170	134	129	70	503	113	762
pct. of sales	12.1%	9.7%	9.9%	5.7%	9.4%	8.6%	11.0%

Cash Flow [2]	$251	$112	$6	$(196)	$173	$181	$119

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

“The strong and profitable fourth quarter shows the benefits of higher sales combined with significant operational improvements throughout the year.  Federal-Mogul’s improved margins demonstrate that we have successfully converted incremental fourth quarter revenue at a higher level of profitability than in prior quarters.  Our record $251 million cash flow is the result of increased profitability combined with effective working capital management and efficient capital investments,” said José Maria Alapont, Federal-Mogul President and CEO.
Federal-Mogul, on a year-over-year basis, reported Q4 2009 sales of $1.4 billion versus $1.3 billion in Q4 2008.  The company reported that 17 percent of total revenue was generated outside the United States, Canada and Europe in Q4 2009, representing a 24 percent increase over the fourth quarter of 2008.  Federal-Mogul continues to expand its market share positions, manufacturing capacity and engineering presence in China, India, Brazil and other growth markets which have performed better during the global automotive downturn.  Federal-Mogul benefits from strong customer, market and product diversity, with no single customer accounting for more than 5 percent of global revenue in 2009.
Gross margin was $225 million or 16 percent of sales in Q4 2009 a $42 million or 2.1 percentage point margin improvement versus $183 million or 13.9 percent in the same period of 2008.  The company’s ability to attain significantly higher gross margin than in Q4 2008 reflects the increasing benefit of Federal-Mogul’s variable cost company strategy including the restructuring and cost reduction initiatives largely completed during 2009.
“We have reduced the run-rate of the company’s global cost base by approximately $460 million annually, while simultaneously making strategic investments in leading technology and innovation, best cost global manufacturing and better processes and systems for world class quality, cost competitiveness and customer support,” Alapont explained.
Net income was $43 million in Q4 2009 versus a net loss of $(530) million in Q4 2008.  Federal-Mogul’s Operational EBITDA1 for Q4 2009 was $170 million or 12.1 percent of sales, a $57 million or 3.5 percentage point increase, compared to $113 million or 8.6 percent of sales reported during the fourth quarter a year ago.
The company achieved an all-time record quarterly cash flow2 of $251 million in Q4 2009, a $70 million increase over Q4 2008.  As a result, Federal-Mogul has $1.5 billion of liquidity with over $1.0 billion of cash and an unused revolver of $0.5 billion.

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

“Federal-Mogul continued to improve sequential quarterly operating performance as a result of the increasingly positive effect of our cost reduction and restructuring initiatives combined with the ongoing financial market and automotive industry stabilization.”
“Through our global efforts, the company improved sales, raised operating margins, reduced SG&A, improved Operational EBITDA and significantly increased cash flow in each successive quarter,” Alapont said.
  Federal-Mogul, for full year 2009, reported sales of $5.3 billion or a decline of about $1.5 billion versus full year 2008. The global automotive and financial market downturn depressed industry volumes throughout most of 2009.  On a constant dollar basis, when compared to 2008, Federal-Mogul’s 2009 sales were down 19 percent or $1.2 billion.
The company reported a net loss of $(45) million in full year 2009, versus a net loss of $(468) million in 2008.  When adjusting net income for impairments and restructuring charges relating to the company’s capacity rationalization, Federal-Mogul achieved break-even results in 2009, which demonstrates the effectiveness of the company’s variable cost strategy to maximize earnings and cash flow performance.
“Together with our 2009 financial performance, our product and market strategy was well-aligned with global customer needs.  We are well positioned to meet market demands for improved fuel economy, reduced emissions and greater vehicle safety.  Our strong cash flow and significantly improved liquidity provides the necessary flexibility to pursue portfolio enhancements or footprint realignment to accelerate our progress in spite of changing market conditions,” said Alapont.
“Further, we are implementing strategies to increase our sales to customers in the Energy, Industrial and Transport (EIT) market segments, where we generate about 9 percent of our total revenue today.  We believe business segments like the expanding wind energy market, improving industrial markets and growth in the global supply chain will increasingly benefit Federal-Mogul, due to our specialized products to serve these segments.

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

“Our performance throughout 2009 is indicative of the proactive and effective steps taken by Federal-Mogul to counter the impact of the financial markets downturn in 2009.  We believe our progressively improving performance in 2009 establishes a strong indication of our ability to generate sustainable global profitable growth.  We remain optimistic that the global markets will strengthen in 2010 and we expect to continue to drive further earnings efficiency within our existing infrastructure, while capitalizing on increasing sales in mature and new growth markets,” Alapont concluded.

1 Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 related reorganization expenses, gains and losses on the sales of businesses, the impact on gross margin of the fresh-start reporting valuation of inventory, and the expense relating to U.S. based funded pension plans.
2  Cash flow is equal to net cash provided by operating activities less net cash used by investing activities as set forth on the attached statement of cash flows, excluding cash received from the 524g trust and impacts of the Chapter 11 plan of reorganization.

About Federal-Mogul
Federal-Mogul Corporation is a leading global supplier of powertrain and safety technologies, serving the world’s foremost original equipment manufacturers of automotive, light commercial, heavy-duty, agricultural, marine, rail, off-road and industrial vehicles, as well as the worldwide aftermarket. The company’s leading technology and innovation, lean manufacturing expertise, as well as marketing and distribution deliver world-class products, brands and services with quality excellence at a competitive cost. Federal-Mogul is focused on its sustainable global profitable growth strategy, creating value and satisfaction for its customers, shareholders and employees.  Federal-Mogul was founded in Detroit in 1899.  The company is headquartered in Southfield, Michigan, and employs about 39,000 people in 36 countries. Visit the company’s Web site at www.federalmogul.com.

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

Forward-Looking Statements
Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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Fourth Quarter Conference Call Details
Representatives of Federal-Mogul Corporation will hold a fourth quarter and full-year 2009 financial results conference call and audio webcast on Tuesday, February 23 at 10:00 a.m., EST.  To participate in the call:

Domestic calls: 888-713-4216
International calls:  617-213-4868
Pass code I.D. # 72445960

The live audio webcast will be accessible in the Investor Relations section of the corporate website at www.federalmogul.com on February 23, 2010 at 10:00 a.m. EST. An audio replay of the call will be available two hours following the call and will be accessible until March 23, 2010 at:

Domestic calls:  888-286-8010
International calls: 617-801-6888
Pass code I.D. # 95300342

CONTACT:	Steve Gaut (248) 354-7826 for media
David Pouliot (248) 354-7967 for investor questions

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
	(Millions of Dollars, Except Per Share Amounts)

Net sales	$1,408	$1,319	$5,330	$6,866
Cost of products sold	(1,183)	(1,136)	(4,538)	(5,742)

Gross margin	225	183	792	1,124

Selling, general and administrative expenses	(164)	(162)	(690)	(774)
Adjustment of assets to fair value	(16)	(451)	(17)	(451)
Interest expense, net	(32)	(43)	(132)	(180)
Amortization expense	(12)	(19)	(49)	(76)
Chapter 11 and U.K. Administration related reorganization expenses	-	(2)	(3)	(17)
Equity earnings of non-consolidated affiliates	7	3	16	23
Restructuring expense, net	7	(118)	(32)	(132)
Other income, net	3	24	43	37

Income (loss) before income taxes	18	(585)	(72)	(446)
Income tax benefit (expense)	28	53	39	(19)

Net income (loss)	46	(532)	(33)	(465)
Less net (income) loss attributable to
noncontrolling interests	(3)	2	(12)	(3)

Net income (loss) attributable to Federal-Mogul	$43	$(530)	$(45)	$(468)

Income (loss) per common share:

Basic	$0.43	$(5.36)	$(0.46)	$(4.69)

Diluted	$0.43	$(5.36)	$(0.46)	$(4.69)

Basic shares outstanding (in millions)	98.9	98.9	98.9	99.7
Diluted shares outstanding (in millions)	99.4	99.3	99.3	100.0

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

FEDERAL-MOGUL CORPORATION
Consolidated Balance Sheets

	December 31	December 31
	2009	2008
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$1,034	$888
Accounts receivable, net	950	939
Inventories, net	823	894
Prepaid expenses and other current assets	221	267

Total current assets	3,028	2,988

Property, plant and equipment, net	1,834	1,911
Goodwill and other indefinite-lived intangible assets	1,427	1,430
Definite-lived intangible assets, net	515	564
Other noncurrent assets	323	343

	$7,127	$7,236
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$97	$102
Accounts payable	537	622
Accrued liabilities	410	483
Current portion of postemployment benefit liability	61	61
Other current liabilities	175	204

Total current liabilities	1,280	1,472

Long-term debt	2,760	2,768
Postemployment benefits	1,298	1,240
Long-term portion of deferred income taxes	498	554
Other accrued liabilities	192	206

Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	-	-
Common stock ($.01 par value; 450,100,000 authorized shares; 100,500,000 issued shares; 98,904,500 outstanding shares as of December 31, 2009 and 2008)	1	1
Additional paid-in capital, including warrants	2,123	2,123
Accumulated deficit	(513)	(468)
Accumulated other comprehensive loss	(571)	(688)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	1,023	951
Noncontrolling interests	76	45
Total shareholders’ equity	1,099	996

	$7,127	$7,236

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

FEDERAL-MOGUL CORPORATION
Consolidated Statements of Cash Flows

	Year Ended
	December 31
	2009	2008
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net loss	$(33)	$(465)
Adjustments to reconcile net loss to net cash provided from
operating activities:
Depreciation and amortization	327	349
Cash received from 524(g) Trust	40	225
Payments to settle non-debt liabilities subject to compromise, net	(51)	(23)
Chapter 11 and U.K. Administration related reorganization expenses	3	17
Payments for Chapter 11 and U.K. Administration related reorganization expenses	(6)	(48)
Adjustment of assets to fair value	17	451
Restructuring expense, net	32	132
Payments against restructuring liabilities	(94)	(40)
Gain on involuntary conversion	(7)	(12)
Insurance proceeds from involuntary conversion, excluding capital	7	24
Gain on sale of debt investment	(8)	-
Change in postemployment benefits, including pensions	48	(11)
Change in deferred taxes	(34)	49
Changes in operating assets and liabilities:
Accounts receivable	14	89
Inventories	93	122
Accounts payable	(82)	(61)
Other assets and liabilities	62	(171)
Net Cash Provided From Operating Activities	328	627

Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(176)	(320)
Net settlement from sale of debt investment	8	-
Net proceeds from the sale of property, plant and equipment	2	13
Insurance proceeds from involuntary conversion of capital	-	6
Payments to acquire business	-	(5)
Net Cash Used By Investing Activities	(166)	(306)

Cash Provided From (Used By) Financing Activities
Proceeds from borrowings on exit facilities	-	2,082
Repayment of Tranche A, Revolver and PIK Notes	-	(1,791)
Principal payments on exit facilities	(30)	(22)
Decrease in other long-term debt	-	(18)
Decrease in short-term debt	(8)	(29)
Purchase of treasury stock	-	(17)
Net proceeds (payments) from factoring arrangements	4	(7)
Debt amendment/issuance fees	(1)	(1)

Net Cash (Used By) Provided From Financing Activities	(35)	197

Effect of foreign currency exchange rate fluctuations on cash	19	(55)

Increase in cash and equivalents	146	463

Cash and equivalents at beginning of period	888	425

Cash and equivalents at end of period	$1,034	$888

DRAFT - DO NOT DISTRIBUTE – FEBRUARY 22, 2010

FEDERAL-MOGUL CORPORATION
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Millions of Dollars)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008

Net income (loss)	$46	$(532)	$(33)	$(465)
Depreciation and amortization	86	83	327	349
Chapter 11 and U.K. Administration related
reorganization expense	-	2	3	17
Interest expense, net	32	43	132	180
Income tax (benefit) expense	(28)	(53)	(39)	19
Restructuring, net	(7)	118	32	132
Adjustment of assets to fair value	16	451	17	451
Expense associated with U.S. based funded pension plans	17	1	66	5
Fresh-start inventory adjustment	-	-	-	68
Other	8	-	(2)	6
Operational EBITDA	$170	$113	$503	$762

Net cash provided from operating activities:	$280	$252	328	$627

Adjustments:
Cash received from 524(g) Trust	-	-	(40)	(225)
Net payments for implementation of the Plan, including
settlement of non-debt liabilities subject to compromise	-	1	51	23

Cash provided from operations, excluding the impacts
of the Plan	$280	$253	$339	$425
Cash used by investing activities	(29)	(72)	(166)	(306)
Cash flow	$251	$181	$173	$119

Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 related reorganization expenses, gains and losses on the sales of businesses, the impact on gross margin of the fresh-start reporting valuation of inventory, and the expense relating to U.S.based funded pension plans.

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